U.S. WIRELESS DATA, INC.

                         PROMISSORY NOTE CONVERSION AND
                         COMMON STOCK PURCHASE AGREEMENT



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                                TABLE OF CONTENTS
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                                                                        Page
                                                                        ----

1.  Promissory Note Conversion and Issuance of Common Stock................3
         1.1  Promissory Note Conversion and Issuance of Common Stock......3
         1.2  Closing......................................................3

2.  Representations and Warranties of the Company..........................3
         2.1  Organization, Good Standing and Qualification................4
         2.2  Capitalization...............................................4
         2.3  SEC Documents; Company Financial Statements..................4
         2.4  Authorization................................................5
         2.5  Valid Issuance of Preferred and Common Stock.................5
         2.6  Compliance with Other Instruments............................5
         2.7  Litigation...................................................5
         2.8  Environmental and Safety Laws................................6
         2.9  Title to Property and Assets.................................6
         2.10  Patents and Trademarks......................................6
         2.11  Employee Benefits...........................................6
         2.12  Offering....................................................7
         2.13  Holding Period Under Rule 144...............................7

3.  Representations and Warranties of the Investor.........................7
         3.1  Authorization................................................7
         3.2  Purchase Entirely for Own Account............................8
         3.3  Disclosure of Information....................................8
         3.4  Investment Experience........................................8
         3.5  Accredited Investor..........................................8
         3.6  Restricted Securities........................................8
         3.7  Further Limitations on Disposition...........................8
         3.8  Legends......................................................9

4.  Conditions of each Investor's Obligations at Closing...................9
         4.1  Representations and Warranties...............................9
         4.2  Performance..................................................9
         4.3  Qualifications..............................................10
         4.4  No Material Adverse Change..................................10
         4.5  Officer's Certificate.......................................10
              ---------------------

5.  Conditions of the Company's Obligations at Closing....................10
         5.1  Representations and Warranties..............................10
         5.2  Payment of Purchase Price...................................10
         5.3  Qualifications..............................................10

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6.  Miscellaneous.........................................................10
         6.1  Survival of Warranties......................................10
         6.2  Successors and Assigns......................................10
         6.3  Governing Law...............................................11
         6.4  Counterparts................................................11
         6.5  Titles and Subtitles........................................11
         6.6  Notices.....................................................11
         6.7  Finder's Fee................................................11
         6.8  Expenses....................................................11
         6.9  Amendments and Waivers......................................11
         6.10  Severability...............................................12
         6.11  Entire Agreement...........................................12


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                            U.S. WIRELESS DATA, INC.

                         PROMISSORY NOTE CONVERSION AND
                         COMMON STOCK PURCHASE AGREEMENT



         THIS PROMISSORY NOTE CONVERSION AND STOCK PURCHASE AGREEMENT is entered into as of the 19th day of March 1999 (the "Effective Date"), by and among U.S. Wireless Data, Inc., a Colorado corporation (the "Company"), and the Burtzloff Family Trust (which is herein referred to as the "Investor") to evidence the terms and conditions pursuant to which the Company and Investor shall convert that certain Note Payable in the principal amount of $500,000 issued by the Company to Investor as of October 28, 1999 (the "Promissory Note"), a copy of which is attached hereto as Exhibit A.

         THE PARTIES HEREBY AGREE AS FOLLOWS:

1.       Promissory Note Conversion and Issuance of Common Stock.
         --------------------------------------------------------

     1.1 Promissory Note Conversion and Issuance of Common Stock.
     ------------------------------------------------------------

          (a) On or prior to the Closing (as defined below), the Company shall have authorized the conversion of the Promissory Note and the issuance of the Common Stock (the "Shares") to the Investor, as described below. The Shares shall have the rights, preferences, privileges and restrictions set forth in the Articles of Incorporation in the form attached hereto as Exhibit B (the "Articles of Incorporation").

          (b) Subject to the terms and conditions of this Agreement, the Investor agrees to convert the Promissory Note and all interest accrued but unpaid thereon, into 589,213 shares of the Company's Common Stock at the rate of $0.875 of principal and accrued interest owing on the Promissory Note (through March 19, 1999) per share (which is equal to the closing price of the Common Stock as of the date prior to the Effective Date this Agreement, less a discount of 20%).

          (c) Closing. The conversion of the Promissory Note and the issuance of the Shares in exchange therefor shall be deemed to have occurred as of the Effective Date. The date as of which both parties shall have executed this Agreement is referred to herein as the "Closing Date." Within five business days after the Closing Date, the Company shall deliver to the Investor a certificate representing the Shares being issued to Investor hereunder, against delivery of the original Promissory Note to the Company, endorsed by Investor as "Paid."

     2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as set forth on the Schedule of Exceptions provided to Investor herewith (the "Schedule of Exceptions"), which exceptions shall be deemed to modify the representations and warranties of the Company made hereunder:

          2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

          2.2 Capitalization. The Company's Quarterly Report on Form 10-QSB for the period ended December 31, 1998 accurately describes the authorized and outstanding capital stock and securities of the Company as of that date.

          2.3 SEC Documents; Company Financial Statements. As of their respective filing dates, each annual, quarterly and other report and each registration statement filed by Company with the SEC (the "Company SEC Documents") comply in all material respects with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained on their filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Company SEC Document. The financial statements of the Company included in the Company SEC Documents (the "Company Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted under Form 10-QSB under the Exchange Act) and fairly presented the consolidated financial position of the Company at the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments), except to the extent corrected by a financial statement in a subsequently filed Company SEC Document. There has been no change in the Company's accounting policies or estimates, except as described in the notes to the Company Financial Statements or as required by GAAP. Since the date of the most recent balance sheet included in the Company SEC Documents to the date hereof, there has been no change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company taken as a whole, except for continuing losses incurred in the ordinary course of business and the continuing default by the Company (and consequential penalties) on its $2,000,000 of 6% Convertible Subordinated Debentures Due July 21, 2000. Until such time as the Shares being acquired hereunder are freely transferable by the Investor or any permitted transferee pursuant to Rule 144(k), the Company agrees to timely file all Company SEC Documents required to be filed pursuant to Rule 144(c)(1).

          2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement (as defined herein), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares being sold hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          2.5 Valid Issuance of Common Stock. The Common Stock that is being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

          2.6 Compliance with Other Instruments. The Company is not in violation or default of any provision of its Articles of Incorporation or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company, except as to those violations or defaults described in the Company's Quarterly Report on Form 10-QSB for the period ended December 31, 1998 all of which continue to exist as of the date of this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision of its Articles of Incorporation or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company.

          2.7 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement, the right of the Company to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, except as may result from an action based on the default by the Company on its 6% Convertible Subordinated Debentures Due July 21, 2000.

          2.8 Environmental and Safety Laws. To its knowledge (but without having conducted any environmental assessments or studies), the Company is not in violation of any applicable statute, law or regulation concerning the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation, which violation is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company taken as a whole.

          2.9 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance in all material respects with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, except for liens, claims or encumbrances that do not materially impair the Company's ownership or use of such property or assets.

          2.10 Patents and Trademarks. To its knowledge (but without having conducted any special investigation or patent or trademark search), the Company has sufficient title and ownership of or licenses to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others, except for such items as have yet to be conceived or developed or that are expected to be available for licensing on reasonable terms from third parties. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

          2.11 Employee Benefits. Except as described in the SEC Documents, the Company is not a party to or bound by any bonus, deferred compensation, incentive, pension, retirement, profit sharing, employee stock ownership, stock bonus, stock purchase, restricted stock or stock option plans, any employment agreements, retirement agreements or other employee compensation agreements, or any other benefit plans, policies, agreements or arrangements, including but not limited to "employee benefit plans," within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except as set forth in Section 3.12 of the Schedule of Exceptions (each a "Plan" and collectively the "Plans"). All Plans are in substantial compliance with ERISA, the Code and any other applicable laws, and each Plan which is an "employee benefit plan" within the meaning of Section 3(2) of ERISA and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any circumstances that could result in revocation of any such favorable determination letter. The Company has not engaged in any transaction with respect to any Plan subject to ERISA that could subject the Company to any material tax or penalty imposed by either Section 4975 of the Code or
     Section 502(i) of ERISA. The Company does not and has at no time, sponsored, maintained, contributed to or been obligated to make contributions to any employee benefit pension plan subject to Title IV of ERISA including, without limitation, any "multiemployer plan" as defined in
     Section 3(37) or 4001(a)(3) of ERISA.

          2.12 Offering. Subject in part to the truth and accuracy of the Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          2.13 Holding Period Under Rule 144. The Company represents to, and agrees with, the Investor, that the holding period for the Shares being issued to the Investor hereunder commenced, as provided under Rule 144(d)(3)(ii), on October 28, 1998, the date of the Investor's initial acquisition of the Promissory Note being converted into such Common Stock. The Company agrees that, except as may be required of it as a result of a change in the law or SEC regulations occurring after the Effective Date (including interpretations of law or regulations as set forth in an SEC No-Action Letter first available after the Effective Date), it will not assert any different date as the commencement of the Rule 144 holding period in connection with any further transfer of the Shares.

     3. Representations and Warranties of the Investor. The Investor, as to itself only and not as to any other Investor, hereby represents and warrants that:

          3.1 Authorization. The Investor has full power and authority to enter into this Agreement and it constitutes valid and legally binding obligations, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

          3.2 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Shares to be received by the Investor (the "Security") will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, in each case, in violation of the Securities Act or any state securities laws. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Security.

          3.3 Disclosure of Information. The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon.

          3.4 Investment Experience. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Shares.

          3.5 Accredited Investor. The Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

          3.6 Restricted Securities. The Investor understands that the Shares it will receive are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Shares may be resold without registration under the Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3; provided, and to the extent, this Section and such agreement are then applicable, and:

               (a) (i) The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               (b) Notwithstanding the provisions of Paragraph (a) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Investor that (i) is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, or (ii) is a trust to a settlor or beneficiary of such trust or to the estate of any such settlor or beneficiary, in each case, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

          3.8 Legends. It is understood that the certificates evidencing the Shares may bear one or all of the following legends (or a legend substantially similar to the following legends):

               (a) "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

               (b) Any legend required by applicable state securities laws.

     4. Conditions of the Investor's Obligations at Closing. The obligations of the Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Investor who does not consent thereto:

          4.1 Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          4.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          4.4 No Material Adverse Change. Since the date of the most recent balance sheet included in the Company SEC Documents, there shall have been no change, event, or effect that is materially adverse to the business (as such business is presently conducted and as it is proposed to be conducted), assets (including intangible assets), financial condition or results of operations of the Company taken as a whole, except as described in the Company SEC Documents or the representations and warranties of the Company included herein.

          4.5 Officer's Certificate. The Investor shall have received a certificate of the Company's President and Chief Financial Officer attesting to Sections 4.1 through 4.4 of this Agreement as of the Closing Date.

     5. Conditions of the Company's Obligations at Closing. The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

          5.1 Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          5.2 Payment of Purchase Price. The Investor shall have delivered the Promissory Note for conversion and cancellation as specified in Section 1.2 of this agreement.

          5.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     6. Miscellaneous.

          6.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

          6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          6.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          6.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.6 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          6.7 Finder's Fee. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          6.8 Expenses. Irrespective of whether the Closing is effected, the Company and the Investor shall pay their own respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          6.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

          6.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

          6.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

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
                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                         U.S. WIRELESS DATA, INC.

                                         /s/   Rod Stambaugh
                                         -----------------------------------
                                         By:   Rod Stambaugh
                                               President

                        Address: 2200 Powell Street, Suite 800 Emeryville, CA 94608


                        INVESTOR:


                                         BURTZLOFF FAMILY TRUST


                                         By: /s/  Charles Burtzloff
                                              --------------------------------
                                                  Charles Burtzloff, Trustee

                        Address:         c/o Cardservice International, Inc.
                                             26775 Malibu Hills Road
                                             Agoura Hills, CA 91301